As amended and restated on June 12, 2006

BYLAWS OF EACH TRUST LISTED ON SCHEDULE A HERETO (EACH, A TRUST)

ARTICLE I

DEFINITIONS
Any capitalized terms not defined herein shall have the respective meanings given them in the Declaration of Trust of the Trust as the same may be in effect from time to time.

ARTICLE II

OFFICES
	Section 1.	Principal Office.  Until changed by the Trustees,
The principal office of the Trust shall be 1001 Warrenville Road,
Suite 300, Lisle, Illinois 60532.  The Trust shall maintain a registered agent for service of process in The Commonwealth of
Massachusetts unless such maintenance is not required by law.
	Section 2.	Other Offices.  The Trust may have offices in such
Other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE III

SHAREHOLDERS
Section 1.	Meetings.  Meetings of Shareholders may be called at any
time by the Chairman of the Board, the President or by at least sixty-six and two-thirds percent (662/3%) of the Trustees and shall be called by any Trustee upon written request, which shall specify the purpose or purposes for which such meeting is to be called, of Shareholders holding Shares representing in the aggregate not less than fifty percent (50%) of the voting power of the outstanding Shares entitled to vote on the matters specified in such written request. Any such meeting shall be held within or without The Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate or as designated by an Officer authorized by the Trustees to so designate.
      Whenever a matter is required to be voted by Shareholders of the Trust in the aggregate under the Declaration, if there is then more than one class of Shares outstanding, the Trust may either hold a meeting of Shareholders of all classes to vote on such matter, or hold separate meetings of Shareholders of each of the individual classes to vote on such matter, provided that (i ) such separate meetings shall be held within one year of each other and (ii ) a quorum of the individual classes shall be present at each such separate meeting, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.
	Section 2.	Quorum.  The holders of Shares representing
thirty-three and a third percent (33-1/3%) of the voting power of the outstanding Shares entitled to vote present in person or by proxy shall constitute a quorum at any meeting of the
Shareholders, except that where pursuant to any provision of law, the Declaration or these By-Laws a vote shall be taken by individual classes, then Shares representing thirty-three and a third percent (33-1/3%)of the voting power of the aggregate number of Shares of that class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class.  In the absence of a quorum, any lesser number of outstanding Shares entitled to vote present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present.  For the purposes of
establishing whether a quorum is present, all shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.
	Section 3. (a ) Notice of Meetings.  Notice of all meetings
of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees in accordance with the Declaration, mailed or sent at least 10 days and not more than 90 days before the date for the meeting set forth in such notice. For any matter to be properly before any annual or special meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of the Board of Trustees, (ii) otherwise brought before the meeting by or at the direction of the Board of Trustees or (iii) brought before the meeting by a Shareholder in the manner specified in Section 3 (b ) of these By-Laws. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 90 days after the notice of the original meeting was mailed or sent. No notice need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder's current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or the Shareholder's attorney thereunto authorized, is filed with the records of meeting. Where separate meetings are held for Shareholders of a class to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section 3 (a ). Notices required by this Section may be sent or delivered by any reasonable means, including by electronic means, and any notice shall be deemed to have been made in accordance with these By-Laws if such notice complies with any applicable requirements of the 1940 Act and the Securities Exchange Act of 1934, as amended (the 'Exchange Act') then in effect.
	(b )	Requirements for Matters to be Considered.
(i )With the exception of nominations for Trustees and Shareholder Proposals submitted in accordance with the requirements of
Rule 14a-8 under the Exchange Act (or any successor
provision thereto), only matters proposed by the Trustees
may be included in the Trust's proxy materials.
	(ii )	In addition to any other requirements under applicable
law and the Declaration of Trust and these By-Laws, any proposal to elect any person nominated by Shareholders for election as Trustee and any other proposals by Shareholders may only be brought before an annual meeting if timely written notice (the 'Shareholder Notice') is provided to the Secretary. Unless a greater or lesser period is required under applicable law, to be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than forty-five (45) days nor more than sixty 60 days prior to the first anniversary date of the date of the Trust's proxy statement released to Shareholders for the prior year's annual meeting; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty 30 days before the first anniversary date of the annual meeting for the preceding year and ends thirty 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an 'Other Annual Meeting
Date'), such Shareholder Notice must be given in the manner
provided herein by the later of the close of business on (i)the date forty-five (45) days prior to such Other Annual Meeting
Date or(ii ) the tenth 10th business day following the date
such Other Annual Meeting Date is first publicly announced or disclosed.
      Any Shareholder submitting a nomination of any person or
persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder
Notice: (i )a statement in writing setting forth A the name, age, date of birth, business address, residence address and
nationality of the person or persons to be nominated; B the
class or series and number of all Shares of the Trust owned of record or beneficially by each such person or persons, as
reported to such Shareholder by such nominees; C any other
information regarding each such person required by paragraphs
a,d,e and f of Item 401 of regulation S-K or paragraph b of Item
22 of Rule 14a 101 Schedule 14A under the Exchange Act (or any successor provision thereto), D any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of
Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and E
whether such Shareholder believes any nominee is or will be an 'interested person' of the Trust as defined in the Investment
Company Act of 1940, as amended (the '1940 Act') and, if not an 'interested person,' information regarding each nominee that will be sufficient for the Trust to make such determination; and
(ii ) the written and signed consent of any person to be nominated to be named as a nominee and to serve as a Trustee if elected.
In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee.
      Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii ) a brief written statement of the reasons why such Shareholder favors the proposal; (iii)such Shareholder's name and address as they appear on the Trust's books; (iv ) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (v) the class or series and number of all Shares of the Trust owned beneficially and of record by such Shareholder, (vi) any material interest of such Shareholder in the matter proposed (other than as a Shareholder), (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s)
proposed, (viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between
the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the
nomination(s) are to be made by the Shareholder; and (ix) in the case of a Shareholder (a 'Beneficial Owner') that holds
Shares entitled to vote at the meeting through a nominee or 'street name' holder of record, evidence establishing such
Beneficial Owner's indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders. As used in this Section 3b, Shares 'beneficially owned' shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d 3 and 13d 5 under the Exchange Act.
	(iii)	For purposes of this Section 3b, a matter shall be
deemed to have been 'publicly announced or disclosed' if such matter is disclosed in a press release reported by the Dow Jones News
Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser.
	(iv)	In no event shall an adjournment or postponement (or a
public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this section 3b.
	(v)	The person presiding at any annual or special meeting,
in addition to making any other determinations that may be
appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this section 3b and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.
(vi) Notwithstanding anything to the contrary in this
Section 3b or otherwise in these By-laws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been deemed a proper matter for Shareholder action by at least sixty-six and two-thirds percent (662/3%) of the Trustees.
	Section 4.	Record Date.  For the purpose of determining the
Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 90 days prior to the date of any meeting of Shareholders (before giving effect to any adjournments) or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purpose, provided however that the Trustees may delegate the determination of such dates to one or more Officers of the Trust. Where separate meetings are held for Shareholders of each of the individual classes to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, the record date of each such separate meeting shall be determined in the manner described above in this Section 4. Only Shareholders of record on the record date so determined shall have the rights described in this Section, notwithstanding any subsequent transfer of Shares on the books of the Trust. The Trustees also may select the time of day as of which the calculations for determining how many votes each Shareholder is entitled to pursuant to the Declaration shall be performed.
	Section 5. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Any Shareholder may give instructions through telephonic, electronic or telegraphic methods of communication or via facsimile or the Internet for another person to execute his or her proxy, pursuant to procedures established by the Trust that are reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder's name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.
A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.
If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.
	Section 6. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation, provided that the records need not be kept within The Commonwealth of Massachusetts.
	Section 7. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if Shareholders holding Shares representing at least sixty-six and two-thirds percent
 (662/3%) of the voting power of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.


ARTICLE IV
TRUSTEES
	Section 1.  Meetings of the Trustees.  The Trustees may in
their discretion provide for regular or stated meetings of the
Trustees.  Notice of regular or stated meetings need not be given.
Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman or by any Trustee.  Notice of the time and place of each meeting other than regular or stated
meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee, at least two days before the meeting, or shall be faxed, cabled or sent by other electronic means to each Trustee at the Trustees business, residence or electronic address, or
personally delivered to the Trustee, at least one day before the meeting.  Such notice may, however, be waived by any Trustee.  Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by the Trustee before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice.  A notice or waiver of notice need not specify the purpose of any meeting.  The Trustees may meet by means of a telephone or video conference circuit or similar communications
equipment by means of which all persons participating in the meeting can hear each other.  Participation in a telephone or video
conference meeting shall constitute presence in person at such meeting.  Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees'
meetings.  Such a consent shall be treated as a vote for all purposes.
	Section 2.	Quorum and Manner of Acting.  A majority of the
Trustees then in office shall constitute a quorum for the transaction of business at any regular or special meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.
	Section 3.	Chairman.  The Trustees may elect from their own
number a Chairman, to hold office until his or her successor shall have been duly elected and qualified.  The Chairman shall preside at all meetings of the Trustees and shall have such other duties as may be assigned to him or her from time to time by the Trustees.
	Section 4.	Counsel and Experts.  The Trustees of the Trust who
are not 'interested persons' of the Trust pursuant to the 1940 Act may, by vote of a majority of such Trustees, at the Trusts expense, engage such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time.

ARTICLE V

COMMITTEES AND ADVISORY BOARD
	Section 1. Executive and Other Committees. The Trustees may elect from their own number an Executive Committee to consist of not less than two Trustees to hold office at the pleasure of the Trustees. While the Trustees are not in session, the Executive
Committee shall have the power to conduct the current and ordinary business of the Trust, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, the terms of any underwriting of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by the Declaration or these By-Laws the Trustees are prohibited from so delegating. The Trustees may also elect other Committees (which Committees may include individuals who are not Trustees) from time to time, the number comprising such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the terms of membership on such Committees to be determined by the Trustees.
The Trustees may designate a chairman of any such Committee. In the absence of such designation a Committee may elect its own chairman.
	Section 2. Meeting, Quorum and Manner of Acting. The Trustees may (i) provide for stated meetings of any Committee,
(ii) specify the manner of calling and notice required for special meetings of any Committee, (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (v) authorize the members of a Committee to meet by means of a telephone or video conference circuit. Notwithstanding the foregoing, in the absence of such provision, specification or authorization by the Trustees, the provisions of these By-Laws applicable to meetings and actions by the Trustees shall apply, mutatis mutandis, to meetings of, and the exercise of powers delegated to, a Committee.
      Each Committee may keep regular minutes of its meetings and shall keep records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.
	Section 3. Advisory Board. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three members. Members-of such Advisory Board shall not be Trustees or officers and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by vote provide and may resign there from by a written instrument signed by him or her which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.
ARTICLE VI

OFFICERS
	Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer or a Controller, a Chief Compliance Officer and a Secretary, who shall be elected by the Trustees. The
Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Treasurers or Assistant Controllers and one or more Assistant Secretaries. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.
	Section 2. Term of Office and Qualifications. Except as Otherwise provided by law, the Declaration or these By-Laws, each of the President, the Treasurer (or Controller), the Chief Compliance Officer and the Secretary shall be in office until his or her resignation is accepted by the Trustees or until his or her respective successor shall have been duly elected and qualified, or in each case until he or she sooner dies or is removed. All other officers shall hold office at the pleasure of the Trustees. Any two or more offices, except those of President and Vice-President, may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder.
	Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the trustees. Any officer or agent appointed by any officer or Committee may be removed with or without cause by such appointing officer or Committee.
	Section 4. Powers and Duties of the President. The President shall be the principal executive officer of the Trust. Subject to the control of the Trustees and any committee of the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust. The
President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him or her by the Trustees.
	Section 5.  Powers and Duties of Vice Presidents.  In the
Absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees or the President.
	Section 6. Powers and Duties of the Treasurer (or Controller). The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust that may come into his or her hands to such custodian as the Trustees may employ. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require. The principal financial and accounting officer of the Trust may be the Controller instead of the Treasurer, in which case all provisions of these By-Laws concerning the Treasurer shall be deemed to refer to the Controller instead.
	Section 7. Powers and Duties of the Chief Compliance Officer. The Chief Compliance Officer shall be the principal compliance officer of the Trust. The Chief Compliance Officer shall have full responsibility and authority to develop and enforce appropriate policies and procedures for the Trust. The Chief Compliance Officer shall have sufficient seniority and authority to compel others to adhere to the compliance policies and procedures of the Trust. The
Chief Compliance Officer shall be appointed by the Trustees and may only be removed by the Trustees. The Chief Compliance Officer shall report periodically to the Trustees with respect to compliance matters and at least annually meet separately in executive session with the independent Trustees, without other officers or interested Trustees.
 The Chief Compliance Officer shall annually review the policies and procedures of the Trust and prepare an annual written report to the
Trustees outlining at a minimum the operation of the policies and procedures of the Trust and each service provider since the last report; any material changes made to the policies and procedures since the last report; any recommendations for material changes to the policies and procedures as a result of the annual review; and any material compliance matters since the date of the last report.
	Section 8. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Shareholders in proper books provided for that purpose; shall keep the minutes of all meetings of the Trustees; shall have custody of the seal of the Trust, if any, and shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent, The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law, and subject to these By-Laws, shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.
	Section 9. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant
Treasurer shall perform such other duties as from time to time may be assigned to him or her by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require. If the principal financial and accounting officer of the Trust is the Controller, all provisions of these By-Laws concerning Assistant Treasurers shall be deemed to refer to Assistant Controllers.
	Section 10. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees.
	Section 11. Compensation. Subject to any applicable law or provision of the Declaration, the compensation of the officers, Trustees, and members of the Advisory Board, if any, shall be fixed from time to time by the Trustees or, in the case of officers, by any committee of officers upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.
ARTICLE VII

FISCAL YEAR
      The fiscal year of the Trust shall be determined by resolution of the Board of Trustees.
ARTICLE VIII

SEAL
      The Trustees may adopt a seal, which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.
ARTICLE IX

NOTICES
      A written notice shall be deemed to have been sent if mailed, faxed, cabled or sent by other electronic means. Any notice shall be deemed to be given at the time when the same shall be mailed, faxed, cabled or sent by other electronic means. Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE X

SHARES OF THE TRUST
	Section 1. Share Certificates. No certificates certifying the ownership of Shares shall be issued, except as the Trustees may otherwise determine from time to time. In the event that certificates are so authorized, certificates representing Shares shall be signed in the name of the Trust by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary (which signatures may be either manual or facsimile, engraved or printed), or, in the case of one or more global certificates issued to a depository, may otherwise be signed in accordance with the requirements of such depository. In case the Chairman of the Board or any officer who shall have signed such certificates shall have ceased to hold such position or office before such certificates shall be issued, they may nevertheless be issued by the Trust with the same effect as if such person were still in such position or office at the date of their issuance. Transfers of Shares represented by a certificate shall be made only on surrender of any certificate or certificates for such Shares properly endorsed.
	Section 2. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing Shares shall immediately notify the Trust of any loss, destruction or mutilation of such certificate, and the Trust may issue a new certificate in the place of any certificate theretofore issued by it which the holder thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in their discretion, require such owner or his legal representatives to give to the Trust a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Trustees in their absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Trustees, in their absolute discretion, may refuse to issue any such new certificate, except as otherwise required by law.
ARTICLE XI

AMENDMENTS
	These By-Laws, or any of them, may be altered, amended, Repealed or restated, or new By-Laws may be adopted, at any time upon approval of at least sixty-six and two-thirds percent (662/3%) of the Trustees.


SCHEDULE A
FIRST TRUST VALUE LINE(R) 100 FUND
FIRST TRUST VALUE LINE(R) DIVIDEND FUND
FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/UTILITIES
 DIVIDEND & INCOME FUND
FIRST TRUST VALUE LINE(R) & IBBOTSON EQUITY ALLOCATION FUND FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II ENERGY INCOME AND GROWTH FUND
FIRST TRUST/FIDUCIARY ASSET MANAGEMENT COVERED CALL FUND FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND
FIRST TRUST/FIDAC MORTGAGE INCOME FUND
FIRST TRUST STRATEGIC HIGH INCOME FUND

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1912864.01.12.B
1044262/GSB